UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K/A (Amendment No. 1)
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): April 30, 2021
OneSpaWorld Holdings Limited (Exact name of registrant as specified in its charter)
Commonwealth of The Bahamas (State or other jurisdiction of incorporation)	001-38843 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

Harry B. Sands, Lobosky Management Co. Ltd
Office Number 2
Pineapple Business Park
Airport Industrial Park

P.O. Box N-624
Nassau, Island of New Providence, Commonwealth of The Bahamas
(Address of principal executive offices)

Tel: (242) 322-2670 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value (U.S.), $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed solely to repair the link to Exhibit 99.1 to the Current Report on Form 8-K filed by OneSpaWorld Holdings Limited on May 6, 2021 (the “Original Form 8-K”). No other changes have been made to the Original Form 8-K.

Item 2.02 Results of Operations and Financial Condition

The information set forth under Item 4.02 is incorporated into this Item 2.02 by reference.

Item 4.02Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 30, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of OneSpaWorld Holdings Limited (the “Company”), in response to the statement released by the staff of the U.S. Securities and Exchange Commission (the “SEC Staff”) with respect to the balance sheet classification of certain contracts that may be settled in an entity’s stock, such as warrants, and after discussion with its independent registered public accounting firm, Ernst & Young LLP, its valuation firm and its legal advisors, concluded that the Company’s previously issued consolidated financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from March 20, 2019 through December 31, 2019 (Successor) included in the Company’s Annual Report on Form 10-K and the Company’s unaudited condensed consolidated financial statements for the Successor period months ended March 31, 2020 and 2019, June 30, 2020 and 2019 and September 30, 2020 and 2019 included in the Company’s previously filed Quarterly Reports on Form 10-Q for such periods (such years and periods, collectively, the “Affected Periods”) should be restated to reflect the impact of this Statement by the SEC Staff and, accordingly, should no longer be relied upon. Further, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results for the Affected Periods should no longer be relied upon.

Background

On April 12, 2021, the SEC Staff issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”). The Statement addressed certain accounting and reporting considerations related to warrants of a kind similar to those issued by the Company. In the Statement, the SEC Staff expressed its view that certain terms and conditions common to warrants issued by SPACs may require such warrants to be classified as liabilities measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period, as opposed to being classified as equity.

The Company made the determination to restate the financial statements covered by the Affected Periods (the “Restatement”). The Company has determined that its Warrants should be accounted for as liabilities measured at fair value in certain periods, with non-cash fair value adjustments recorded in earnings at each reporting period.

On October 19, 2017, Haymaker Acquisition Corp. (“Haymaker”), a SPAC, issued 8,000,000 warrants to purchase its common stock in a private placement concurrently with its initial public offering (the “Sponsor Warrants”). In connection with its initial public offering in 2017, Haymaker also issued 16,500,000 warrants to public investors (the “Public Warrants”). On November 1, 2018, the Company entered into that certain Business Combination Agreement and Haymaker was the accounting acquirer (the “Transaction”). In connection with the Transaction, Haymaker transferred 3,105,294 Sponsor Warrants in private placements to certain investors (the “PIPE Investors”) and to Steiner Leisure Limited (“SLL”). As a result of the Transaction and in accordance with the terms of the Company’s Amended and Restated Warrant Agreement, dated as of March 19, 2019, each whole Sponsor Warrant and each whole Public Warrant entitles the holder to purchase one common share of the Company at an exercise price of $11.50 per share, subject to potential adjustment.

On April 30, 2020, the Company entered into an investment agreement with certain investors, including SLL and certain members of its management and Board of Directors, pursuant to which it issued an aggregate of 5,000,000 warrants (the “2020 PIPE Warrants”), each entitling the holder to purchase one common share of the Company (or one non-voting common share if held by SLL) at an exercise price of $5.75 per share, subject to potential adjustment. In connection with the private placement, on June 12, 2020, the Company amended its Articles of Incorporation and created a new class of Non-Voting Common Shares that are of equal rank to the Voting Common Shares, in terms of dividends, liquidation, preferences and all other rights and features, with certain exceptions.

Based on Accounting Standards Codification 815-40, Contracts in an Entity’s Own Equity, warrant instruments that do not meet the criteria to be considered indexed to an entity’s own stock shall be classified as liabilities at their estimated fair values. In periods subsequent to issuance, changes in the estimated fair values of the derivative instruments should be reported in the statement of operations. The Company had previously classified the Sponsor Warrants, Public Warrants and 2020 PIPE Warrants (collectively, the “Warrants”) as equity consistent with common market practice which existed prior to the Statement.

If held by Haymaker, the PIPE Investors, SLL or any of their respective permitted transferees, the Sponsor Warrants may be exercised on a cashless basis and are not subject to redemption.  Additionally, the Public Warrants and the 2020 PIPE Warrants may be settled in cash upon the occurrence of a tender offer or exchange offer that involves 50% or more of the Company’s outstanding common shares (which includes the Non-Voting Common Shares once they are issued on June 12, 2021 and therefore would not necessarily involve a change in control of the Company), an event that could be outside the control of the Company.  Accordingly, the Company has concluded that the Warrants do not meet the conditions to be classified in all periods as equity under the Statement. Specifically, the Company concluded that (i) upon issuance on March 20, 2019, the Sponsor Warrants should have been presented as liabilities, (ii) upon issuance on June 12, 2020, the 2020 PIPE Warrants should have been presented as liabilities, and (iii) upon issuance of the Non-Voting Common Shares on June 12, 2020, the Public Warrants should have been presented as liabilities. For warrants classified as liabilities, the associated gains or losses recognized as a result of the changes in fair values should be reported in earnings at each reporting period.

The Company intends to promptly file restated financial statements for the year ended December 31, 2020 and the period from March 20, 2019 through December 31, 2019 (Successor) on Form 10-K/A. The relevant unaudited interim financial information for each of the quarters ended during the year ended December 31, 2020 and the 2019 Successor Period will also be restated in the Form 10-K/A.

As a result of the Restatement, it is expected that the Company’s liabilities as of December 31, 2020 and 2019 will increase by between $103 million and $107 million, and $54 million and $58 million, respectively, and its net loss will increase for the year ended December 31, 2020 and the period from March 20, 2019 through December 31, 2019 (Successor) by between $5 million and $9 million, and $18 million and $22 million, respectively. The Company expects that there will be no impact to its historically reported cash and cash equivalents, or adjusted EBITDA. All estimated amounts contained in this report are preliminary and are subject to change as management completes the Form 10-K/A. The Company’s independent registered public accounting firm has not audited or reviewed these estimates and ranges. An audit of annual financial statements and/or review of quarterly financial statements could result in material changes to these estimates and ranges. Further details and remediation plans will be included in the Company’s Form 10-K/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 7.01Regulation FD

The information set forth under 4.02 is incorporated into this Item 7.01 by reference.

On May 6, 2021, the Company issued a press release related to the matters described in Item 4.02. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 6, 2021 reporting restatement of previously issued financial statements related to accounting for warrants issued by SPACs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneSpaWorld Holdings Limited

Date: May 6, 2021	By:	/s/ Stephen B. Lazarus
Stephen B. Lazarus
Chief Operating Officer and Chief Financial Officer